Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-235505, 333-232178, 333-196327, 333-188538, 333-180178, 333-176281, 333-173218, 333-165444, 333-161510, 333-156884, 333-150871, 333-149747, 333-145283, and 333-138590) of Globalstar, Inc. of our report dated February 28, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

 /s/ Crowe LLP

Oak Brook, Illinois
February 28, 2020